UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 1, 2018/October 30, 2018

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive, Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05	Costs Associated With Exit or Disposal Activities

On November 1, 2018, Domtar Corporation announced a margin improvement plan within the Personal Care Division. As part of this plan, the Board of Directors approved the permanent closure of its Waco, Texas Personal Care manufacturing and distribution facility, the relocation of certain of its manufacturing assets and a workforce reduction across the division. This plan will affect 214 full time employees as well as certain temporary positions.

The Waco, Texas facility is expected to cease operations in the third quarter of 2019.

The aggregate pre-tax earnings charge in connection with this margin improvement plan is estimated to be $57 million which includes: a) an estimated $29 million in charges relating to accelerated depreciation of the carrying amounts of certain manufacturing equipment and the write-down of related spare parts; b) $10 million of estimated severance and related employee benefits; c) $11 million of estimated relocation and other costs; and d) $7 million of an estimated amount related to the future lease payments at the Waco facility, net of expected sublease revenues. The Company is also expected to incur approximately $5 million of capital expenditures related to certain equipment installation costs.

The estimated total charge is expected to be recognized starting in the fourth quarter of 2018 through the third quarter of 2019. Accelerated depreciation for manufacturing equipment and severance costs will be recognized over the period from this announcement to the facility closure date, while moving and reinstallation costs will be recognized as they are incurred. The charge related to the Waco, Texas facility lease will be recorded at the cease-use date and will be based on the future rental payments, net of any expected sublease revenues.

As a result of the fourth quarter decision to close the Waco, Texas facility, the related asset group is being tested for impairment and may result in a write-down during the fourth quarter of 2018. The carrying amount of such assets, including certain intangible assets, was approximately $150 million at September 30, 2018.

Closure and restructuring costs are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent business developments. As a result, additional costs, further write-downs and impairment charges may be required in future periods.

Safe Harbor

The statements in this report regarding our closure of the Waco, Texas facility are forward-looking statements. Actual results could differ materially for a number of reasons, including changes in the estimates of the related costs and changes in our business generally, including demand for, and pricing of, our products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date:		November 1, 2018

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